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                                                                     Exhibit 5.1

Securities and Exchange Commission
Judiciary Plaza
                            JIM D. JOHNSTON, ATTORNEY

450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Northwest Biotherapeutics, Inc.

Ladies and Gentlemen:

      As legal counsel for Northwest Biotherapeutics, Inc., a Delaware corporation (the "Company"), I am rendering this opinion in connection with the registration on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, of 58,969,461 shares of common stock of the Company (the "Common Stock"), including 19,019,659 shares of common stock issuable by the Company upon the exercise of certain warrants described in the Registration Statement (the "Warrant Shares"), to be sold by the selling stockholders named in the Registration Statement.

      I have examined such instruments, documents and records as I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies. With respect to my opinion below that the shares of Common Stock and the Warrant Shares have been duly authorized, I have relied solely upon my examination of the authorized shares provision of the Company's Certificate of Incorporation, as amended to the date hereof and as certified to be complete and true by the Secretary of the Company. With respect to my opinion that the Warrant Shares will be validly issued, I have assumed that such shares will be evidenced by appropriate certificates, duly executed and delivered.

      Based on such examination, I am of the opinion that the shares being registered pursuant to the Registration Statement are duly authorized shares of common stock that are (or will be in the case of the Warrant Shares if and when issued upon the exercise or conversion of the warrants in accordance with the terms of the warrants) validly issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of my name wherever it appears in the Registration Statement. This opinion is to be used only in connection with the sale of the shares of Common Stock and the Warrant Shares by the selling stockholders while the Registration Statement is in effect.

Respectfully submitted,

/s/    JIM D. JOHNSTON
-------------------------
JIM D. JOHNSTON, ATTORNEY


Date: May 19, 2006